Exhibit 107

Calculation of Filing Fee Table

Form F-4
(Form Type)

Einride AB

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares(2)	457(c); 457(f)	25,799,375	$10.99	(3)	$283,535,131.25	0.00013810	$39,156.20
	Equity	Ordinary Shares issuable upon the exercise of Warrants(4)	457(g)	10,340,313	$12.08	(6)	$124,910,981.04	0.00013810	$17,250.21
	Equity	Warrants(5)	457(g)	10,340,313	$–	(6)	$–	0.00013810	$–
	Total Offering Amounts						$408,446,112.29		$56,406.41
	Total Fees Previously Paid								–
	Total Fee Offsets								–
	Net Fee Due								$56,406.41

(1)	The number of ordinary shares of Einride AB (the “Einride Ordinary Shares,” and “Einride”) and warrants (the “Einride Public Warrants” and the “Einride Private Warrants”) to purchase Einride Ordinary Shares being registered is based upon an estimate of the sum of (a) the maximum number of ordinary shares, par value $0.0001 per share, of Legato Merger Corp. III (the “Legato III Ordinary Shares,” and “Legato III”), that will be outstanding immediately prior to the business combination described in the proxy statement/prospectus forming part of this registration statement (including the related transactions described therein, the “Business Combination”) and exchanged for one Einride Ordinary Share for each such share; and (b) the maximum number of whole warrants of Legato III issued to (i) public investors as part of the units sold in Legato III’s initial public offering (the “Legato III Public Warrants”) and (ii) certain investors in connection with a private placement that occurred concurrently with Legato III’s initial public offering (the “Legato III Private Placement Warrants,” and together with the Legato III Public Warrants, the “Legato III Warrants”), that will be outstanding immediately prior to the Business Combination and exchanged for one Einride Public Warrant and Einride Private Warrant, respectively, for each such warrant.
(2)	Represents Einride Ordinary Shares issuable in exchange for outstanding Legato III Ordinary Shares upon the consummation of the Business Combination, consisting of up to 25,799,375 Einride Ordinary Shares to be issued to the holders of Legato III Ordinary Shares.
(3)	Pursuant to Rules 457(c) and 457(f), the proposed maximum offering price per unit of the Einride Ordinary Shares is based on the implied average of the high and low prices of the Legato III Public Shares as reported on the NYSE on April 14, 2026.
(4)	Represents up to (a) 10,062,500 Einride Ordinary Shares issuable upon exercise of the Einride Public Warrants and (b) 277,813 Einride Ordinary Shares issuable upon exercise of the Einride Private Warrants, to be issued to holders of Legato III Warrants, in exchange for such warrants in connection with the Business Combination. Each whole warrant will entitle the warrant holder to purchase one Einride Ordinary Share at a price of $11.50 per share.
(5)	Represents up to (a) 10,062,500 Einride Public Warrants to be issued in exchange for outstanding Einride Public Warrants upon consummation of the Business Combination and (b) 277,813 Einride Private Warrants to be issued in exchange for outstanding Legato III Private Placement Warrants upon consummation of the Business Combination.
(6)	Pursuant to Rule 457(g) and Rule 457(c) promulgated under the Securities Act, calculated based on the sum of (i) the average of the high ($0.61) and low ($0.54) prices for Legato III Public Warrants on the NYSE American on April 15, 2026, and (ii) the exercise price of the Legato III Warrants ($11.50). Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the entire registration fee with respect to the Legato III Warrants has been allocated to the Einride Ordinary Shares underlying the Legato III Warrants and no separate fee is recorded for the Legato III Warrants.